                          |CIBILS | LABOUGLE | BANEZ |
                                    ABOGADOS

                                                                 March 28, 2005.

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
United States of America
------------------------

Ladies and Gentlemen:

We have acted as special Argentine counsel for Mastellone Hnos. S.A. (the
"Company"), a sociedad anomina organized under the laws of the Republic of
Argentina ("Argentina"), in connection with the preparation and filing with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on
Form F-4 (the "Registration Statement") relating to the offers by the Company to exchange (the "Exchange Offers") (i) its new 8% Collaterized Senior Notes due
2012 Series A-2 (the "New Series A-2 Notes") for any and all of its outstanding
8% Collaterized Senior Notes due 2012, Series A-1, and (ii) its new 8%
Collaterized Senior Notes due 2012 Series B-2 (the "New Series A-2 Notes") for
any and all of its outstanding 8% Collaterized Senior Notes due 2012, Series B-1
(the "New Series B-2 Notes" and together with the New Series B-2 Notes, the "New
Notes").

The New Notes will be issued pursuant to the terms of an indenture to be entered into by and among the Company, The Bank of New York, as trustee, co-registrar and principal paying agent, and Banco Rio de la Plata S.A., as registrar and
Argentine paying agent.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of such certificates of officers of the Company, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the
Company, and such other documents, records, and papers as we have deemed relevant and necessary in order to give the opinion hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied to the extent that we deem such reliance proper, upon such certificates of officers of the Company with respect to the accuracy of material factual matter contained therein which were not independently established.

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            AV. CORRIENTES 345 | (C1043AAD) BUENOS AIRES | ARGENTINA
                TEL.: (54-11) 4327-1500 | FAX.: (54-11) 4327-3800
                                WWW.CIBILS.COM.AR

                          |CIBILS | LABOUGLE | BANEZ |
                                    ABOGADOS

This opinion does not cover any questions arising under or relating to the laws of any jurisdiction other than Argentina, and therefore it does not cover any questions arising under the laws of the United States of America or any state or other political subdivision thereof or therein.

Based upon the foregoing, we are of the opinion that:

     1.   The Company has been duly incorporated and is validly existing as a limited liability corporation (sociedad anomina) under the laws of the
          Republic of Argentina.

     2.   The New Notes to be offered for sale pursuant to each prospectus and proxy solicitation (the "Prospectus") included in the Registration
          Statement, when issued upon completion of the Exchange Offers, will have been duly authorized for issuance and, assuming they have been validly and legally issued and, when duly executed, authenticated, issued and delivered as contemplated by the Prospectuses included in the Registration Statement, will be fully paid and non-assessable and will constitute valid and legally binding obligations of the Company under Argentine law; provided that the New Notes in global form must be signed by a member of the Company's board of directors and a member of the Company's supervisory committee and authenticated by the
          Trustee.

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement filed with the Commission. We also consent to the reference to us under the caption "Legal Matters" in the Prospectuses included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Joaquin Ibanez

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            AV. CORRIENTES 345 | (C1043AAD) BUENOS AIRES | ARGENTINA
                TEL.: (54-11) 4327-1500 | FAX.: (54-11) 4327-3800
                                WWW.CIBILS.COM.AR